Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form F-3 No. 333-287685) of Costamare Bulkers Holdings Limited and in the related Prospectus of our report dated March 30, 2026, with respect to the consolidated financial statements of Costamare Bulkers Holdings Limited included in this Annual Report (Form 20-F) of Costamare Bulkers Holdings Limited for the year ended December 31, 2025.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece
March 30, 2026